Exhibit 99.1

PolarityTE Announces the Addition of Clinical Development and Regulatory Affairs Executive Jessica Shen, MD, MS to Board of Directors

SALT LAKE CITY, July 30, 2020 – PolarityTE, Inc. (Nasdaq: PTE) today announced the appointment of Jessica Shen, MD, MS to the Company’s Board of Directors. Dr. Shen brings extensive clinical development, medical, health economics, regulatory, and quality control experience to PolarityTE’s Board of Directors. Dr. Shen spent more than 15 years at Johnson & Johnson, where she was most recently Vice President of Clinical Development and Regulatory Affairs of the Global Surgery Group. Dr. Shen joined Royal Philips over five years ago and currently serves as Senior Vice President, Head of Global Regulatory, Medical, Clinical & Health Economic Outcomes Research (HEOR) Affairs and Global Government Regulations & Standards. In her current role, Dr. Shen provides strategic direction and oversight for all clinical and regulatory functions, globally supporting three business sectors in 140 countries and 500 employees.

“Dr. Shen brings to our Board an extraordinary background in clinical product development, health economics, and regulatory affairs both in the United States and worldwide,” said David Seaburg, Chief Executive Officer of PolarityTE. Mr. Seaburg continued, “As we transition towards a biologics license application (BLA) for SkinTE, Dr. Shen’s broad and deep experience will be invaluable, especially her history of successfully bringing to market wound management products through the BLA pathway while at Johnson & Johnson.”

“I am honored to join PolarityTE’s Board of Directors,” said Dr. Shen. “I look forward to drawing from my prior clinical development and regulatory experiences and providing guidance as PolarityTE strives to develop and commercialize innovative regenerative products while successfully navigating the regulatory landscape. The Company and its leadership’s devotion to a patient-centric mission is inspiring, and I look forward to working closely with my fellow directors and management during this important time in PolarityTE’s evolution.”

In addition to Dr. Shen’s over 20 years of clinical and regulatory experience in roles at Johnson & Johnson, Royal Philips and Abbot Laboratories, she has participated in professional development programs at MIT Sloan Business School, as well as Harvard Business School. She has been credited with a multitude of publications, has helped secure Department of Defense research grants, and has received numerous awards and accolades, including the Johnson Medal (the highest Johnson & Johnson Research & Development award), and was the recipient of the Johnson & Johnson Global Standards of Leadership Award on five separate occasions. Dr. Shen obtained her medical degree from Nanjing Medical College in Nanjing, China and a Master of Science from the University of Kentucky, Lexington.

About PolarityTE®

PolarityTE is focused on transforming the lives of patients by discovering, designing and developing a range of regenerative tissue products and biomaterials for the fields of medicine, biomedical engineering and material sciences. Rather than manufacturing with synthetic and foreign materials within artificially engineered environments, PolarityTE manufactures products from the patient’s own tissue and uses the patient’s own body to support the regenerative process. From a small piece of healthy autologous tissue, the company creates an easily deployable, dynamic and self-propagating product designed to regenerate the target tissues. PolarityTE’s innovative methods are intended to promote and accelerate growth of the patient’s tissues to undergo a form of effective regenerative healing. Learn more at www.PolarityTE.com – Welcome to the Shift®.

Forward Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They are generally identified by words such as “believes,” “may,” “expects,” “anticipates,” “intend,” “plan,” “will,” “would,” “should” and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company’s beliefs and assumptions as of the date of this release. The Company’s actual results could differ materially due to the impact of the COVID-19 pandemic and FDA regulatory matters, which cannot be predicted, and the risk factors and other items described in more detail in the “Risk Factors” section of the Company’s Annual Reports and other filings with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law. Our actual results could differ materially due to risk factors and other items described in more detail in the “Risk Factors” section of the Company’s Annual Reports and other filings with the SEC (copies of which may be obtained at www.sec.gov).

POLARITYTE, the POLARITYTE logo, SKINTE, WHERE SELF REGENERATES SELF and WELCOME TO THE SHIFT are trademarks or registered trademarks of PolarityTE, Inc.

CONTACTS

Investors:
Rich Haerle
VP, Investor Relations
PolarityTE, Inc.
ir@PolarityTE.com
(385) 315-0697